11 Hurley Street Cambridge, MA 02141 P 617-401-9000 F 617-494-0985 VIA HAND DELIVERY & ELECTRONIC MAIL October 3, 2023 (as revised at your request on October 4, 2023) Bruce Eaton, Ph.D. Dear Bruce, As we discussed, your employment with Editas Medicine, Inc. (the “Company”) will end effective January 2, 2024 (the “Separation Date”). As part of your separation with the Company, the Company will pay the Benefits (as defined in paragraph 1 below) if (i) you sign and return this letter agreement to me by October 10, 2023; (ii) you sign and return the Supplemental Agreement attached hereto as Attachment A (the “Supplemental Agreement”) on the Separation Date; (iii) you do not revoke your agreement to the Supplemental Agreement; and (iv) you comply with the obligations set forth in the numbered paragraphs herein (including in the Supplemental Agreement). Because both this letter agreement and the Supplemental Agreement will become binding agreements between you and the Company, you are advised to consult with an attorney before signing this letter agreement and the Supplemental Agreement, and you have been given a reasonable amount of time to review this letter agreement and at least twenty-one (21) days to review the Supplemental Agreement. If you sign and return the Supplemental Agreement on the Separation Date, you may change your mind and revoke your agreement during the seven (7) business day period (the “Revocation Period”) after you signed it by notifying me in writing. Although your receipt of the Benefits is expressly conditioned on your (a) entering into this letter agreement and the Supplemental Agreement, (b) not revoking the Supplemental Agreement, and (c) compliance with your obligations set forth in both the letter agreement and the Supplemental Agreement, the following will apply regardless: • As of your last day of employment, all salary payments from the Company will cease and any benefits you had as of the Separation Date under Company- provided benefit plans, programs, or practices will terminate, except as required by federal or state law. • You will receive payment for your final wages through your last day of employment with the Company. • You may, if eligible and at your own cost (except as agreed to in paragraph 1), elect to continue receiving group medical and dental insurance pursuant to the “COBRA” law. You will be sent a COBRA qualifying notice under separate cover and subsequent notices as required by applicable law or regulation. Your costs to continue the coverage will be set forth in these notices. The “qualifying event” under COBRA shall be deemed to have occurred on the Separation Date. Exhibit 10.2

Page 2 of 8 • You are obligated to keep confidential and not to use or disclose any and all non- public information concerning the Company that you acquired during the course of your employment with the Company, including any non-public information concerning the Company’s business affairs, business prospects, and financial condition, except as otherwise permitted by paragraph 7 below. Further, you remain subject to your continuing obligations to the Company as set forth in the Employee Non-Competition, Non-Solicitation, Confidentiality, and Assignment Agreement (the “Restrictive Covenant Agreement”) you previously executed for the benefit of the Company, which remain in full force and effect. • You must return all Company property to the Company within 5 business days following the Separation Date. • Except as agreed in paragraph 1, you will have three (3) months following the Separation Date to exercise any stock options under the Company’s 2015 Stock Incentive Plan (the “Plan”) that were vested as of the Separation Date (the “Vested Options”). After that three (3) month period, your stock options will expire and you will no longer have any rights with respect thereto. Except as agreed in paragraph 1, any restricted or performance stock unit awards granted to you under the Plan shall be subject to the terms of the Plan and the applicable grant agreement. If you elect to timely sign and return this letter agreement and timely sign the Supplemental Agreement and do not revoke it within the Revocation Period, the following terms and conditions will also apply: 1. Separation Benefits – The Company will provide you with the following separation benefits (the “Benefits”): a. Separation Pay. The Company will pay to you an amount equivalent to twelve (12) months of your current base salary, less all applicable taxes and withholdings. This separation pay will be paid in installments in accordance with the Company’s regular payroll practices, but in no event shall payments begin earlier than the Company’s first payroll date following expiration of the Revocation Period. b. COBRA Benefits. Should you timely elect and be eligible to continue receiving group health insurance pursuant to the “COBRA” law, the Company will, until the earlier of (x) the date that is twelve (12) months following the Separation Date, and (y) the date on which you obtain alternative coverage (as applicable, the “COBRA Contribution Period”), continue to pay the share of the premiums for such coverage to the same extent it was paying such premiums on your behalf immediately prior to the Separation Date. The remaining balance of any premium costs during the COBRA Contribution Period, and all premium costs thereafter, shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You agree that, should you obtain alternative medical and/or dental insurance coverage prior to

Page 3 of 8 the date that is twelve (12) months following the Separation Date, you will so inform the Company in writing within five (5) business days of obtaining such coverage. c. 2023 Annual Bonus. You will be eligible to receive a bonus for 2023, as determined by the Board of Directors of the Company (the “Board”) in connection with the determination of bonuses for the executive team, with any such bonus paid less applicable taxes and withholdings and at the same time as annual bonuses are paid to other executives of the Company. d. Equity Awards. Your Vested Options and performance unit awards shall be amended as follows: i. the period of time for you to exercise all or any Vested Options shall be extended to January 2, 2025. You understand that this extension results in any Vested Options that are incentive stock options being converted into non-qualified stock options; and ii. notwithstanding your termination of service, any performance stock unit awards outstanding on the Separation Date will remain outstanding and will become earned and become vested to the extent that the applicable performance metrics are determined by the Board or the Organization, Leadership and Compensation Committee thereof (the “Committee”) to have been achieved on or prior to March 31, 2024, provided that such achievement is certified by the Board or the Committee no later than April 30, 2024. You will not be eligible for, nor shall you have a right to receive, any payments or benefits from the Company following the Separation Date other than as set forth in this paragraph. 2. Release of Claims – In consideration of the Benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to: (i) any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title

Page 4 of 8 VII of the Civil Rights Act, the Americans With Disabilities Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all claims arising out of the Colo. Rev. Stat. § 24-34-401 et seq. (Colorado anti-discrimination and anti-retaliation law), the Colorado Family Care Act, 8-13.3-201 et seq., Colo. Rev. Stat. § 19-5-211 (Colorado adoption leave law), Colo. Rev. Stat. § 24-34-402.7 (Colorado domestic violence and crime victim leave law), Colo. Rev. Stat. § 8-5-101 et seq. (Colorado equal pay law), and Colo. Rev. Stat. § 28-3-609 (Colorado military leave law), all as amended; (ii) all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; (iii) all claims to any non-vested ownership interest in the Company, contractual or otherwise; (iv) all state and federal whistleblower claims to the maximum extent permitted by law; and (v) any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). 3. Continuing Obligations – You acknowledge and reaffirm your confidentiality and non-disclosure obligations discussed on the first page of this letter agreement, as well as the continuing obligations set forth in the Restrictive Covenant Agreement, which obligations

Page 5 of 8 survive your separation from employment with the Company. In addition, as an express condition of your receipt of the severance benefits, you acknowledge that you will be required to agree to the non-competition provision set forth in the attached Supplemental Agreement. 4. Non-Disparagement – You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 7 below, you will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company’s business affairs, business prospects, or financial condition. In return, the Company agrees to instruct its officers not to, in public or private, make any false, disparaging, derogatory or defamatory statements online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any third party regarding you. 5. Company Affiliation – You agree that, following the Separation Date, you will not hold yourself out as an officer, employee, or otherwise as a representative of the Company, and you agree to update any directory information that indicates you are currently affiliated with the Company. Without limiting the foregoing, you confirm that, within ten (10) days following the Separation Date, you will update any and all social media accounts (including, without limitation, LinkedIn, Facebook, Twitter and Four Square) to reflect that you are no longer employed by or associated with the Company. 6. Confidentiality – You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 7 below, the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company. 7. Scope of Disclosure Restrictions – Nothing in this letter agreement prohibits you from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. You are not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

Page 6 of 8 8. Recoupment – You acknowledge that (a) if you fail to comply with the terms of this letter agreement or the Supplemental Agreement, or (b) as otherwise may be required by law, you will be required to repay to the Company any and all of the Benefits that you have already received, with the value determined in the sole discretion of the Plan Administrator for the Company’s Severance Benefits Plan. Payment is due in cash or by check within 10 days after the Company provides notice to you that it is enforcing this provision. In such event, any Benefits not yet received by you will be immediately forfeited. 9. Cooperation – You agree that, to the extent permitted by law, you shall cooperate fully with the Company in: (i) any internal investigation; (ii) the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator; or (iii) any other administrative, regulatory, or judicial inquiry, investigation, proceeding, or arbitration. Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company. The term “cooperation” does not mean that you must provide information that is favorable to the Company; it means only that you will provide truthful information within your knowledge and possession upon request of the Company. You further agree that, to the extent permitted by law, you will notify the Company promptly in the event that you are served with a subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company. 10. Amendment and Waiver – This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion. 11. Validity – Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement. 12. Nature of Agreement – You understand and agree that this letter agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company. 13. Acknowledgments – You acknowledge that the Company is hereby advising you to consult with an attorney of your choosing, that you have been given a reasonable amount

Page 7 of 8 of time to consider this letter agreement and that you have been given at least twenty-one (21) days to consider the Supplemental Agreement. You understand that you may revoke the Supplemental Agreement for a period of seven (7) business days after you sign it by notifying me in writing, and that the Supplemental Agreement shall not be effective or enforceable until the expiration of this seven (7) business day revocation period. You understand and agree that by entering into the Additional Release set forth in paragraph 1 of the Supplemental Agreement, you will be waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you will be receiving consideration beyond that to which you were previously entitled. 14. Voluntary Assent – You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You further state and represent that you have carefully read this letter agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act. 15. Applicable Law – This letter agreement (including the Supplemental Agreement) shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement (including the Supplemental Agreement) or the subject matter hereof. 16. Entire Agreement – This letter agreement (including the Supplemental Agreement) contains and constitutes the entire understanding and agreement between the parties hereto with respect to your Benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, and commitments in connection therewith, including without limitation the Company’s Severance Benefits Plan, as amended. 17. Tax Acknowledgement – In connection with the Benefits provided to you pursuant to this letter agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such Benefits under applicable law. You acknowledge that you are not relying upon the advice or representation of the Company with respect to the tax treatment of any of the Benefits set forth in paragraph 1 of this letter agreement.

Page 8 of 8 Very truly yours, EDITAS MEDICINE, INC. By: _/s/ Linea Aspesi_____________________ Linea Aspesi Executive Vice President, Chief People Officer I hereby agree to the terms and conditions set forth above. I further understand that my eligibility for the Benefits set forth in paragraph 1 is contingent upon my timely execution, return and non-revocation of the Supplemental Agreement, and that I am being given at least twenty- one (21) days to consider such Supplemental Agreement, and will have seven (7) business days in which to revoke my acceptance after I sign such Supplemental Agreement. _/s/ Bruce Eaton_____________________ Bruce Eaton, Ph.D. _October 6, 2023____________________ Date To be returned in a timely manner as set forth on the first page of this letter agreement.

Attachment A SUPPLEMENTAL AGREEMENT 1. Additional Release – In exchange for the Benefits set forth in the letter agreement to which this Supplemental Agreement is attached, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to: (i) any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all claims arising out of the Colo. Rev. Stat. § 24-34-401 et seq. (Colorado anti-discrimination and anti-retaliation law), the Colorado Family Care Act, 8-13.3-201 et seq., Colo. Rev. Stat. § 19-5-211 (Colorado adoption leave law), Colo. Rev. Stat. § 24-34-402.7 (Colorado domestic violence and crime victim leave law), Colo. Rev. Stat. § 8-5-101 et seq. (Colorado equal pay law), and Colo. Rev. Stat. § 28-3-609 (Colorado military leave law), all as amended; (ii) all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract;

(iii) all claims to any non-vested ownership interest in the Company, contractual or otherwise; (iv) all state and federal whistleblower claims to the maximum extent permitted by law; and (v) any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding). 2. Non-Competition – As an express condition of your receipt of the Benefits, you agree that, for a period of one (1) year following the Separation Date, you will not, in the Applicable Territory (as defined in your existing Restrictive Covenant Agreement), directly or indirectly, whether as an owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the passive holder of not more than 1% of the outstanding stock of a publicly-held company, engage or assist others in engaging in a Competitive Activity or provide services for a Competitive Company. “Competitive Activity” shall mean any work related to the research, development or commercialization of gene editing therapies to treat hemoglobinopathies. “Competitive Company” shall mean any entity listed on Schedule A to this Supplemental Agreement. The restriction on providing services for a Competitive Company will only apply if you would be performing job duties or services that are of a similar type that you performed for the Company at any time during the last two (2) years of your employment. Without limiting the foregoing, you acknowledge and agree that undertaking any leadership role in a Competitive Company would constitute performing job duties or services of a similar type that you performed for the Company. If any restriction set forth in this paragraph is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range or activities or geographic area as to which it may be enforceable. If you violate the non-competition provisions set forth in this paragraph, you shall continue to be bound by such restrictions until a period of one (1) year has expired without any violation of such provisions. You acknowledge that the Company has given you seven (7) business days to revoke your acceptance of the non-competition restrictions set forth in this paragraph 2. Any such revocation must be submitted to Linea Aspesi in writing. For the avoidance of doubt, in the event that you revoke such agreement, you acknowledge that you will not be eligible to receive the Benefits. 3. Business Expenses and Final Compensation – You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, and commissions, that no other compensation is owed to you except as provided in the letter agreement to which this Supplemental Agreement is attached. 4. Return of Company Property – You confirm that you have returned to the Company (or will return to the Company within 5 business days of the Separation Date), all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in your possession or control, and that you have left intact all, and have otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that you developed or helped to develop during your employment, and that you have not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or not known to the Company or that remain accessible to you; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts. 5. Acknowledgments – You acknowledge that you have been given at least twenty-one (21) days to consider this Supplemental Agreement (including the Additional Release herein), and that the Company advised you in writing to consult with an attorney of your own choosing prior to signing this Supplemental Agreement. You understand that you may revoke this Supplemental Agreement for a period of seven (7) business days after you sign it by notifying me in writing, and the Supplemental Agreement shall not be effective or enforceable until the expiration of this seven (7) business day revocation period. You understand and agree that by entering into this Supplemental Agreement (including the Additional Release set forth herein), you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled. 6. Voluntary Assent – You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Supplemental Agreement, and that you fully understand the meaning and intent of this Supplemental Agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this Supplemental Agreement with an attorney. You further state and represent that you have carefully read this Supplemental Agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act. I hereby provide this Supplemental Agreement as of the current date and acknowledge that the execution of this Supplemental Agreement is in further consideration of the benefits described in the letter agreement to which this Supplemental Agreement is attached, to which I acknowledge I would not be entitled if I did not sign this Supplemental Agreement. I intend that this

Supplemental Agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) business days. Bruce Eaton, Ph.D. Date

SCHEDULE A